As filed with the Securities and
Exchange Commission on May 24, 2000                  Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                PHOTOWORKS, INC.
                                ---------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   Washington
                                   ----------
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                   91-0964899
                                   ----------
                      (I.R.S. Employer Identification No.)

1260 16th Avenue West, Seattle, Washington                            98119-3401
------------------------------------------                            ----------
 (Address of Principal Executive Offices)                             (Zip Code)

             PHOTOWORKS, INC. 1999 STOCK INCENTIVE COMPENSATION PLAN
             -------------------------------------------------------
                            (Full Title of the Plan)

                             Gary R. Christophersen
                      President and Chief Executive Officer
                                PhotoWorks, Inc.
                              1260 16th Avenue West
                         Seattle, Washington 98119-3401
                        --------------------------------
                     (Name and Address of Agent for Service)

                                 (206) 281-1390
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

------------------------- ----------------------- ----------------------- ---------------------- -----------------------
                                                                                Proposed
        Title of                                     Proposed Maximum            Maximum               Amount of
       Securities              Amount To Be           Offering Price            Aggregate             Registration
    To Be Registered            Registered              Per Share            Offering Price             Fee (2)
------------------------- ----------------------- ----------------------- ---------------------- -----------------------
     common stock,               800,000
  par value $0.01 (1)             shares                  $3,375               $2,700,000                 $712
========================= ======================= ======================= ====================== =======================

(1) Also includes associated "preferred share purchase rights" to purchase shares of common stock which are not currently separable from the shares of common stock and are not currently exercisable.

(2) The registration fee was calculated in accordance with Rule 457(h)(i) under the Securities Act of 1933, as amended (the "Act") based on the price of the outstanding shares of common stock as of May 19, 2000, as determined in accordance with Rule 457(c) under the Act.

                                Page 1 of 6 pages
                       Exhibit Index is located on page 6.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

                                    STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by PhotoWorks, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the year ended September 25, 1999 as amended by Form 10-K/A filed on January 14, 2000;

         (b)      Quarterly  Report on Form 10-Q for the quarter ended March 25,
                  2000;

         (c)      Current Report on Form 8-K dated February 16, 2000;

         (d) Quarterly Report on Form 10-Q for the quarter ended December 25, 1999;

         (e)      Current Report on Form 8-K dated December 17, 1999; and

         (f) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 27, 1987, as amended by the Registrant's Form 8-A/A filed with the Commission on May 31, 1996 and the description of the preferred share purchase rights contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on December 17, 1999, and any amendments or reports filed for the purpose of updating these descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         None

Item 6.  Indemnification of Directors and Officers.

         Section 23B.08.320 of the Washington Business Corporations Act (the "WBCA") permits a corporation to limit its directors' liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except for (a) acts or omissions involving intentional misconduct or a knowing violation of law, (b) certain unlawful distributions or loans in violation of Section 23B.08.310 of the Revised Code of Washington, or (c) transactions whereby the director received an improper personal benefit. Article XI of the Registrant's Third Amended and Restated Articles of Incorporation contains provisions limiting the liability of Registrant's directors to the Registrant or its shareholders to the fullest extent permitted by Washington law.

         Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Article IX of the Registrant's Amended and Restated Bylaws requires the Registrant to indemnify its directors, officers, employees and other agents to the fullest extent permitted by Washington law.

         The above discussion of the WBCA and the Registrant's Amended and Restated Bylaws and Third Amended and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Amended and Restated Bylaws and the Third Amended and Restated Articles of Incorporation, respectively.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

Exhibit Number      Exhibit
--------------      -------
     4.1            PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan.

     4.2 Form of PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan NonQualified Stock Option Agreement.

     4.3 Rights Agreement dated December 16, 1999 between the Registrant ChaseMellon Shareholder Services L.L.C., as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on December 17, 1999).

     5.1            Opinion of Heller Ehrman White & McAuliffe LLP.

    23.1 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).

    23.2            Consent of Ernst & Young LLP, Independent Auditors.

    24 Power of Attorney (Included on the signature page of this Registration Statement).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 19 day of May, 2000.

                                          PHOTOWORKS, INC.



                                          By: /s/ Gary R. Christophersen
                                          Gary R. Christophersen, President and
                                          Chief Executive Officer



                                Power of Attorney

         Each person whose signature appears below constitutes and appoints Gary
R. Christophersen and Loran Cashmore Bond, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                Title                                           Date
      ---------                -----                                           ----
/s/ Gary R. Christophersen     President, Chief Executive Officer and          May 19, 2000
Gary R. Christophersen         Director (Principal Executive Officer)

/s/ L. Cashmore Bond           Chief Financial Officer (Principal Financial    May 19, 2000
Loran Cashmore Bond            and Accounting Officer)

/s/ Ross Chapin                Director                                        May 19, 2000
Ross Chapin

/s/ Paul Goodrich              Director                                        May 19, 2000
Paul Goodrich

/s/ Matthew Kursh              Director                                        May 19, 2000
Matthew Kursh

______________________         Director                                        May 19, 2000
Douglas A. Swerland

/s/ Craig E. Tall              Director                                        May 19, 2000
Craig E. Tall

/s/ Peter H. Van Oppen         Director                                        May 19, 2000
Peter H. van Oppen


                                  EXHIBIT INDEX

Exhibit Number     Exhibit
--------------     -------

     4.1           PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan

     4.2 Form of PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan NonQualified Stock Option Agreement

     4.3 Rights Agreement dated December 16, 1999 between the Registrant ChaseMellon Shareholder Services L.L.C., as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on December 17, 1999)

     5.1           Opinion of Heller Ehrman White & McAuliffe LLP

    23.1 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1)

    23.2           Consent of Ernst & Young LLP, Independent Auditors

    24             Power  of  Attorney   (Included on the signature page of this
                   Registration Statement)